Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Blockbuster Inc. (the “Company”) on Form 10-Q for the quarterly period ended July 1, 2007 as filed with the Securities and Exchange Commission (the “Report”), I, Larry J. Zine, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 10, 2007

/s/ Larry J. Zine
Larry J. Zine
Executive Vice President, Chief Financial Officer and Chief Administrative Officer

A signed original of this written statement required by Section 906 has been provided to Blockbuster Inc. and will be retained by Blockbuster Inc. and furnished to the Securities and Exchange Commission or its staff upon request.